MONETTA TRUST
FIRST AMENDMENT
 TO THE CUSTODY AGREEMENT

THIS FIRST AMENDMENT effective as of April 30, 2013, to the Custody Agreement dated as of May 1, 2007, (the “Agreement”), is entered into by and between Monetta Trust, a Massachusetts business trust (the “Trust”) and U.S. Bank, N.A. a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Monetta Fund is reorganizing into a series of the Trust, effective April 30, 2013; and

WHEREAS, the parties desire to amend the funds and fees of the Agreement to add the Monetta Fund; and

WHEREAS, Article XIV, Section 14.2 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Exhibit D of the Agreement is hereby superseded and replaced with Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MONETTA TRUST	U.S. BANK, N.A.

By: /s/ Robert S. Bacarella	By: /s/ Michael R. McVoy

Printed Name: Robert S. Bacarella	Printed Name: Michael R. McVoy

Title: President	Title: Senior Vice President

Amended Exhibit C to the Custody Agreement  - Monetta Trust

Fund Names

Separate Series of Monetta Trust at April 30, 2013

Name of Series
Orion/Monetta Intermediate Bond Fund
Monetta Mid-Cap Equity Fund
Monetta Young Investor Fund
Monetta Fund

Amended Exhibit D to the Custody Agreement – Monetta Trust
Fee Schedule

DOMESTIC CUSTODY SERVICES Monetta Family of Funds at April 30, 2013
Funds Covered under Fee Schedule
Monetta Fund, Orion/Monetta Intermediate Bond Fund, Monetta Mid-Cap Equity Fund,

Annual Fee Based Upon Market Value Per Fund*
 basis points on average daily market value
Plus portfolio transaction fees
Portfolio Transaction Fees
$  per book entry DTC transaction
$  per principal paydown
$  per short sale
$  per US Bank repurchase agreement transaction
$  per option/future contract written, exercised or expired
$  per book entry Federal Reserve transaction
$  per mutual fund trade
$  per Cedel/Euroclear transaction
$  per Fed Wire
$  per Physical Transaction
$  per margin variation Fed wire
$  per segregated account per year

•  A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
•  No charge for the initial conversion free receipt.
•  Overdrafts – charged to the account at prime interest rate plus 2.

Plus Out-Of-Pocket Expenses – Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, extraordinary expenses based upon complexity, and all other out-of-pocket expenses.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Amended Exhibit D (continued) to the Custody Agreement – Monetta Trust

DOMESTIC CUSTODY SERVICES FEE SCHEDULE Monetta Young Investor Fund at April 30, 2013
Funds Covered under Fee Schedule
Monetta Young Investor Fund

Annual Fee Based Upon Market Value Per Fund*
 basis points on average daily market value
Minimum Annual Fee  $
Plus portfolio transaction fees

Portfolio Transaction Fees
$   per book entry DTC transaction
$   per principal paydown
$   per short sale
$   per US Bank repurchase agreement transaction
$   per option/future contract written, exercised or expired
$   per book entry Federal Reserve transaction
$   per mutual fund trade
$   per Cedel/Euroclear transaction
$   per Fed Wire
$   per Physical Transaction
$   per margin variation Fed wire
$   per segregated account per year

• A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
• No charge for the initial conversion free receipt.
• Overdrafts – charged to the account at prime interest rate plus 2.

Plus Out-Of-Pocket Expenses – Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, extraordinary expenses based upon complexity, and all other out-of-pocket expenses.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Amended Exhibit D (continued) to the Custody Agreement – Monetta Trust

CHIEF COMPLIANCE OFFICER SUPPORT SERVICES FEE SCHEDULE at April 30, 2013

Chief Compliance Officer Support Services
U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:
• Business Line Functions Supported
• Fund Administration and Compliance
• Transfer Agent and Shareholder Services
• Fund Accounting
• Custody Services
• Securities Lending Services
• Distribution Services
• Daily Resource to Fund CCO, Fund Board, Advisor
• Provide USBFS/USB Critical Procedures & Compliance Controls
• Daily and Periodic Reporting
• Periodic CCO Conference Calls
• Dissemination of Industry/Regulatory Information
• Client & Business Line CCO Education & Training
• Due Diligence Review of USBFS Service Facilities
• Quarterly USBFS Certification
• Board Meeting Presentation and Board Support
• Testing, Documentation, Reporting

Annual Fee Schedule*
• $ per service per year

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.